UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2014

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 402-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On February 24, 2014 The Allstate Corporation (the “Registrant”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offer and sale by the Registrant of an aggregate of 26,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Registrant’s Fixed Rate Noncumulative Perpetual Preferred Stock, Series E, par value $1.00 per share and liquidation preference $25,000 per share (the “Series E Preferred Stock”).  The Depositary Shares and Series E Preferred Stock were registered under the Registrant’s registration statement on Form S-3 (File No. 333-181059).  The Underwriters were granted an option to purchase an additional 3,900,000 Depositary Shares to cover over-allotments.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the terms of such agreement, which is filed hereto as Exhibit 1.1, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

1.1

Underwriting Agreement, dated as of February 24, 2014, among the Registrant and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Jennifer M. Hager
	Name:	Jennifer M. Hager
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: February 25, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

1.1

Underwriting Agreement, dated as of February 24, 2014, among the Registrant and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.